Exhbit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MB Financial, Inc.

We consent to the incorporation by reference in this registration statement on Form S-8 of MB Financial, Inc. of our reports dated February 26, 2007, relating to the consolidated financial statements and internal control over financial reporting, which is included in MB Financial Inc.’s Form 10-K/A filed on March 2, 2007 for the year ended December 31, 2006.

/s/ McGladrey & Pullen, LLP
Schaumburg, Illinois
May 10, 2007